UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7512 Dr. Phillips Boulevard Suite 50-209 Orlando, Florida 32819
(Address of principal executive offices)

(407) 734-1531

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Effective as of September 24, 2015, Sibling Group Holdings, Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release, and Addendum to Settlement Agreement and Mutual Release (the “Addendum,” and together, the “Settlement Agreement”), with V3 Capital Partners, LLC, Scot Cohen, Oakway International Ltd., Oakway International and North Haven Equities, LLC (together, the “V3 Affiliates”) and Gaurav Malhotra, Richard Abbe, Jonathan Rudney, Matthew Hull and Kyle Pollack (together, the “Individuals” and together with the V3 Affiliates, the “Advisors”) modifying the terms of the Advisory Fee Agreement previously governing an advisory arrangement between the Advisors and the Company, effective as of February 27, 2015 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Advisors provided the Company with advisory, due diligence and financing activities in connection with the Company’s entry into a Securities Purchase Agreement effective as of February 27, 2015 (the “Securities Purchase Agreement”) with Shenzhen City Qianhai Xinshi Education Management Co., Ltd., Mr. Cohen and Oakway International Ltd. (together, the “Investors”), pursuant to which the Investors purchased units (each, a “Unit”) consisting of (i) a share of the Company’s common stock (the “Common Stock”); (ii) a warrant giving each of the Investors the right to purchase one additional share of Common Stock for each share owned at any time and from time to time for a period of five years at an exercise price of $0.07 per share (each, an  “A Warrant”); (iii) a warrant giving each of the Investors the right to purchase one additional share of Common Stock for each share owned at any time and from time to time for a period of one year following the effectiveness of a registration statement covering the resale of the total number of shares of Common Stock acquired by the Investors in the transaction contemplated by the Securities Purchase Agreement at an exercise price equal to the five-day volume weighted average price immediately preceding the exercise date (each, a “B Warrant”); and (iv) only as part of and in connection with the purchase of the shares underlying the B Warrants (the “B Warrant Shares”), a warrant giving each of the Investors the right to purchase 0.50 shares of Common Stock for each B Warrant Share purchased by such Investors at any time and from time to time for a period of five years at an exercise price equal to the purchase price of the B Warrant Shares (together with the A Warrants and the B Warrants, the “SPA Warrants”). The exercise prices of the SPA Warrants may be reduced if the Company issues additional shares of Common Stock or securities convertible into Common Stock at a price lower than the SPA Warrant exercise prices for so long as the SPA Warrants remain outstanding.

As previously disclosed by the Company, pursuant to the Advisory Agreement, the Company agreed to pay or issue to the Advisors (i) cash; (ii) Units; (iii) warrants to purchase shares of Common Stock; and (iv) additional cash and Units in the event any of the Investors exercised SPA Warrants received pursuant to the Securities Purchase Agreement.

Pursuant to the Settlement Agreement, the Advisors and the Company have agreed to modify the payments due to the Advisors under the Advisory Agreement as follows: (i) certain of the V3 Affiliates have agreed to forfeit and cancel all warrants previously issued to them pursuant to the Advisory Agreement and agreed to terminate all further rights to additional shares, warrants or other payments due under the Advisory Agreement; (ii) Mr. Cohen has agreed to (A) forfeit and cancel all warrants issued to him under the Securities Purchase Agreement and Advisory Agreement, other than A Warrants to purchase 3,078,572 shares of Common Stock upon the terms and conditions of the A Warrants as stated in the Securities Purchase Agreement, which were previously issued to him under the Securities Purchase Agreement, and (B) terminate all further rights to additional shares, warrants or other payments due under the Securities Purchase Agreement or Advisory Agreement; (iii) Oakway International Ltd. has agreed to forfeit and cancel all warrants received under the Advisory Agreement and terminate all further rights to additional shares, warrants or other payments due under the Securities Purchase Agreement or Advisory Agreement in exchange for (A) the right to retain A Warrants to purchase 2,857,143 shares of Common Stock upon the terms and conditions of the A Warrants as stated in the Securities Purchase Agreement, which were previously issued to it under the Securities Purchase Agreement and (B) receipt of an additional A Warrant to purchase 221,428 shares of Common Stock upon the terms and conditions of the A Warrants as stated in the Securities Purchase Agreement; (iv) the Individuals will retain the warrants previously issued to them under the Advisory Agreement providing for rights to purchase an aggregate of 3,333,333 shares of Common Stock upon the same terms and conditions as provided in the Advisory Agreement and agreed to terminate all further rights to additional shares, warrants or other payments due under the Advisory Agreement; and (v) the Company has agreed to pay the Advisors a total of $644,000 within three business days following the date all parties have executed the Settlement Agreement.

Each of the parties to the Settlement Agreement has agreed to waive and release any and all claims relating to the Advisory Agreement and services provided by the Advisors thereunder.

As a result of the Settlement Agreement, the Company has canceled warrants to purchase a total of 85,378,078 shares of Common Stock, such that the Company’s total outstanding warrants held by all security holders as of the date of this Current Report on Form 8-K provide for the rights to purchase an aggregate of 45,204,762 shares of Common Stock.

The foregoing description of the Settlement Agreement, as modified by the Addendum, does not purport to be complete and is qualified in its entirety by reference to such Settlement Agreement and Addendum filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 1.02

Termination of a Material Definitive Agreement.

On September 24, 2015, the Company entered into the Settlement Agreement, terminating the Advisory Agreement, as discussed in Item 1.01 above. The disclosure set forth under Item 1.01 above is incorporated under this Item 1.02 by reference.

Item 3.02

Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, pursuant to the terms of the Settlement Agreement, the Company has agreed to issue to Oakway International Ltd. an A Warrant to purchase 221,428 shares of Common Stock upon the terms and conditions of the A Warrants as stated in the Securities Purchase Agreement.  The disclosure set forth under Item 1.01 above is incorporated under this Item 3.02 by reference.

In connection with the issuance of the A Warrant, the Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as among other things, the transaction did not involve a public offering, and the securities were acquired by an accredited investor for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1

Settlement Agreement and Mutual Release, effective as of September 24, 2015, by and among V3 Capital Partners, LLC, Scot Cohen, Oakway International Ltd., North Haven Equities, LLC, Gaurav Malhotra, Richard Abbe, Jonathan Rudney, Matthew Hull and Kyle Pollack and Sibling Group Holdings, Inc.

10.2	Addendum to Settlement Agreement and Mutual Release, effective as of September 24, 2015, executed by Sibling Group Holdings, Inc., Scot Cohen, Oakway International Ltd. and Oakway International.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Date: September 30, 2015	By:	/s/ Angelle Judice
Angelle Judice, Chief Financial Officer

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